EXHIBIT 5.01(b)

OPINION OF RICHARDS, LAYTON & FINGER

August 24, 2009

Campbell Alternative Asset Trust
2850 Quarry Lake Drive
Baltimore, Maryland 21209

Re:	Campbell Alternative Asset Trust

Gentlemen:

We have acted as special Delaware counsel for Campbell Alternative Asset Trust, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)
The Certificate of Trust of the Trust, dated May 1, 2000, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 3, 2000, as amended by the Certificate of Amendment to Certificate of Trust of the Trust, dated October 16, 2000, as filed in the office of the Secretary of State on October 16, 2000, and as further amended by the Certificate of Amendment to the Certificate of Trust of  the Trust, as filed in the office of the Secretary of State on May 25, 2007 (collectively, the “Certificate of Trust”);

(b)
The Declaration and Agreement of Trust of the Trust, dated as of May 1, 2000, by and between Campbell & Company, Inc., a Maryland corporation, as managing owner (the "Managing Owner"), and the trustee named therein;

(c)
Post-Effective Amendment No. 12 to the Registration Statement (the "Registration Statement") on Form S-1, to be filed by the Trust with the Securities and Exchange Commission on or about August 24, 2009, relating to the issuance of Units of Beneficial Interest;

(d)
The Third Amended and Restated Declaration of Trust and Trust Agreement of the Trust, dated as of December 9, 2002 (the "Agreement"), among the Managing Owner, the trustee named therein and each other party who becomes a party as an owner of a unit of beneficial interest of the Trust;

(e)
A form of Subscription Agreement and Power of Attorney, including a Subscription Agreement and Power of Attorney Signature Page of the Trust (the "Subscription Agreement"), attached to the Registration Statement as Exhibit "D"; and

(f)	A Certificate of Good Standing for the Trust, dated, August 21, 2009, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document not listed above that bears upon or is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that after the issuance and sale of units of beneficial interest of the Trust (the "Units") under the Registration Statement and the Agreement, the dollar amount of the Units issued by the Trust will equal or exceed the minimum, and the dollar amount of the Units issued and reserved for issuance by the Trust will not exceed the maximum, dollar amount of the Units which may be issued by the Trust under the Registration Statement and the Agreement, (ii) that the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of beneficial owners to, and the creation, operation and termination of, the Trust and that the Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed (iii) a Subscription Agreement will be duly authorized, executed and delivered by each Unitholder and delivered to the Managing Owner in accordance with the terms of the Agreement and the Registration Statement, (iv) the Managing Owner will duly accept each Subscription Agreement and duly accept the admission of the Unitholders as beneficial owners of the Trust to the Trust in accordance with the terms of the Agreement and the Registration Statement, (v) each Unitholder will pay to the Trust the full consideration due from it for the Units subscribed to by it, (vi) the books and records of the Trust set forth all information required by the Agreement and the Act (as defined below), including all information with respect to all persons and entities to be admitted as Unitholders and their contributions to the Trust, (vii) the Units are offered and sold as described in the Registration Statement and the Agreement (viii) the due organization and formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws governing its organization or formation, (ix) the legal capacity of natural persons who are signatories to the documents examined by us, (x) that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents and (xi) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us.  Insofar as the opinions expressed herein relate to the Units and persons and entities to be admitted to the Trust as beneficial owners of the Trust in connection with the Registration Statement (the "Unitholders"), the opinions expressed herein relate solely to the Unitholders and the Units to be issued in connection with the Registration Statement.  We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           The Trust has been duly created and is validly existing in good standing as a statutory trust under the  Delaware Statutory Trust Act (12 Del.C. § 3801, et seq.) (the "Act").

2.           The Units to be issued to the Unitholders will be validly issued and, subject to the qualifications set forth herein, will be fully paid and nonassessable beneficial interests in the Trust, as to which the Unitholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware, subject to the obligation of a Unitholder to make contributions required to be made by it to the Trust, to make other payments provided for in the Agreement and to repay any funds wrongfully distributed to it from the Trust.

We understand that Sidley Austin LLP will rely as to matters of Delaware law upon this opinion in connection with an opinion to be submitted by them to the Trust and filed with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Trust of the Registration Statement under the Securities Act of 1933, as amended.  In connection with such opinion, we hereby consent to Sidley Austin LLP relying as to matters of Delaware law upon this opinion.  This opinion is rendered solely for your benefit in connection with the foregoing.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,
/s/ Richards, Layton & Finger, P.A.

DKD/JWP